Exhibit (c)(5)

CONFIDENTIAL

PRESENTATION REGARDING:

PROJECT ORB

Presentation to the Special Committee

April 14, 2005

CONFIDENTIAL MATERIAL FOR THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF BRAVO, INC. (“BRAVO” OR THE “COMPANY”) BY CIBC WORLD MARKETS CORP. (“CIBC WORLD MARKETS”) IN CONNECTION WITH THE POTENTIAL SALE TRANSACTION INVOLVING BRAVO. THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY CIBC WORLD MARKETS WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND, ACCORDINGLY, NEITHER THE COMPANY NOR CIBC WORLD MARKETS NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL IF USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005

Table of Contents

1	Executive Summary

2	Bravo Overview

3	Financial Analysis

4	Appendix

	A	Bravo Financial Statements

	B	Cost of Capital Calculation

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005

1	Executive Summary

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	4

Executive Summary

Summary of Proposed Terms

Key Transaction Terms

Transaction	• Bravo Holdings, Inc. (an affiliate of Jupiter, Omega and Tango, collectively, the “Consortium”) will acquire Bravo, Inc. (“Bravo” or the “Company”) in a reverse-triangular merger

Per Share Merger Consideration	• $20.50 per share, in cash, for each outstanding share of Bravo common stock

Structure	• One-step merger

Key Purchaser Conditions	• No Company Material Adverse Effect (“MAE”) • Bravo stockholder approval • Availability of financing on terms consistent with financing commitment letters • Other customary conditions

Sources of Financing[1]

•      $240 million of common and preferred equity from Consortium

•      $125 million Preferred from Jupiter ($83 million) and Tango ($42 million)

•      $115 million Common Stock from Omega ($90 million), Jupiter ($17 million), Tango ($8 million)

•      $305 million of debt financing under commitment letters from Bank of America, N.A. and Goldman Sachs Credit Partners L.P.

•      High Yield Debt ($205 million), with bridge loan financing to backstop

•      Working Capital Facility ($100 million facility; undrawn at close)

•      5.60x Adjusted Debt / EBITDAR (estimated LTM 4/30/2005)

•      4.00x Total Debt / EBITDA (estimated LTM 4/30/2005)

•      $12.6 million of balance sheet cash

•      $7.6 million of management re-investment

•      Material financing commitment letters conditions to funding

•      Debt: Company MAE, financing market MAE, S&P and Moody’s rating (no minimum rating requirement), maximum Total Debt / EBITDA of [4.25x]

•      Equity: Omega shareholder approval backstopped with majority shareholder voting commitment

Stock Options	• Options will be cashed out immediately following closing • Unvested options to be vested and cashed out

Source:	Based on the draft received 4/10/2005 of the Agreement and Plan of Merger and ongoing negotiations.
[1]	Based upon current sources & uses provided by Bravo Holdings.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	5

Executive Summary

Summary of Proposed Terms (Cont’d)

Key Transaction Terms

Non-Solicitation

•      Terminate all existing discussions or negotiations with any person regarding a potential Acquisition Proposal; with exception for one party

•      Prohibition on solicitation, furnishing any non-public information, engaging in any discussions, or approving or endorsing any Acquisition Proposal; subject to a fiduciary out

•      Board may not modify its recommendation in a manner adverse to Bravo Holdings; provided however it may modify its recommendation and endorse a Superior Proposal if (i) required by its fiduciary duties and (ii) Bravo Holdings has received 48 hours prior written notice to respond and has not made an offer as favorable as the Superior Proposal

•      Notice and disclosure requirements regarding Acquisition Proposals and Superior Proposals

Fiduciary Out

•      Permitted to furnish non-public information to or engage in discussions with any Person if (a) such Person has made an unsolicited written Acquisition Proposal, (b) prior to furnishing non-public information, such Person has entered into a confidentiality agreement no less favorable to the Company than the existing confidentiality agreements with the Consortium, (c) the Board determines that the Acquisition Proposal is or could reasonably be expected to be a Superior Proposal, (d) the Board concludes that such action is required by its fiduciary duties

Source: Based on the draft received 4/10/2005 of the Agreement and Plan of Merger and ongoing negotiations.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	6

Executive Summary

Summary of Proposed Terms (Cont’d)

Key Transaction Terms

Termination

•      By Company or Bravo Holdings:

•      Mutual written consent

•      If the Merger is not consummated by [under discussion], 2005

•      If the Merger is permanently prohibited by a court or Governmental Authority

•      If Stockholder Approval is not obtained

•      In certain circumstances where the Board (a) fails to initially recommend the Agreement or modifies its recommendation in a manner adverse to Parent, (b) fails to reaffirm its recommendation following the receipt of an Acquisition Proposal, (c) publicly endorses an Acquisition Proposal; or (c) fails to publicly reject certain tender or exchange offers

•      By the Company if, prior to Stockholder Approval, the Board withdraws or modifies its recommendation in a manner adverse to Bravo Holdings in respect to a Superior Proposal; endorses, approves or recommends a Superior Proposal; or changes its recommendation for other reasons in the absence of a Superior Proposal

•      By the Company or Bravo Holdings in the event of the other party’s intentional material breach of representations and warranties, or covenants

Termination Fee /Expense Reimbursement

•      Termination fee:

•      During the 3 weeks immediately after signing, $7 million payable under limited circumstances

•      At any time after the aforementioned 3-week period, $11 million payable under limited circumstances

•      50% of the relevant termination fee is payable if the Board changes its recommendation in the absence of a Superior Proposal

•      Expense reimbursement capped at $2 million and payable under limited circumstances

Source: Based on the draft received 4/10/2005 of the Agreement and Plan of Merger and ongoing negotiations.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	7

Executive Summary

Implied Transaction Statistics

($ in millions, except per share data)

[1]	Source: Bravo management. Note: LTM 1/29/2005 EBITDA includes $2.3 million addback related to one-time rent expense, per Bravo management.
[2]	Represents 12-month rolling average cash balance as of 1/29/2005 of $39.6 million less $10.0 million in operating cash, per Bravo management.
[3]	Based on low to median multiple reflected on the Public Trading Summary. See p. 20.
[4]	Based on +/- 10.0% of the median multiples reflected on the Precedent Transactions Summary. See p. 21.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	8

2	Bravo Overview

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	9

Bravo Overview

Financial Overview

($ in millions)

Revenue	EBITDA

EBIT	Net Income

Source:	2002 through 2003 financials based on historical SEC filings; 2004 based on draft 2004 10-K; 2005E through 2009E projections per Bravo management.
Note:	2005E through 2009E projections do not include postage income in revenue or postage expense (items netting to zero).
[1]	Includes addback of $2.3 million related to one-time rent expense per Bravo management. Net Income tax-adjusted at Company tax rate of 39.0%.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	10

Bravo Overview

Financial Summary - FY2002; FY2003 – FY2004 Quarterly Detail

($ in millions, except per share data)

Source:	2002 through 2003 financials based on historical SEC filings; 2004 based on draft 2004 10-K.
[1]	Includes addback of $2.3 million related to one-time rent expense, per Bravo management. Net Income tax-adjusted at Company tax rate of 39.0%.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	11

Bravo Overview

Operations and Store Count Detail by Segment

($ in millions)

Revenue and EBIT by Segment

Store Count by Segment

Source:	Bravo management.
Note:	2004 through 2009E revenue does not include postage income in revenue.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	12

Bravo Overview

Three-Year Price / Volume Graph

April 12, 2002 – April 13, 2005

Source: FactSet.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	13

Bravo Overview

One-Year Annotated Price / Volume Graph

April 13, 2004 – April 13, 2005

A	May 06, 2004 – Announced a Q1 FY ‘04 loss of between $0.23 and $0.24 per diluted share, compared to previous guidance of $0.27 to $0.30 per diluted share. For FY ‘04, the Company raised its outlook to between $1.07 and $1.10 per diluted share, compared to its previous guidance of $1.02 and $1.05 per diluted share
B	May 19, 2004 – Announced an expected Q2 FY ‘04 loss of between $0.04 to $0.06 per diluted share, while analysts expected the company to lose $0.09 per diluted share
C	August 03, 2004 – Raised earnings guidance for Q2 FY ‘04 from a previously announced loss of $0.04 to $0.06 per diluted share to a loss of between $0.03 and $0.04 per diluted share, an improvement of up to 75% Q2 FY ‘03 net loss of $0.12 per diluted share
D	August 18, 2004 – Raised FY ‘05 EPS guidance to between $1.10 and $1.12 per diluted share, compared to earlier estimates of $1.07 and $1.10 per diluted share
E	November 04, 2004 – Announced an expected Q3 FY ‘04 loss to be in the low end of its previously announced range of $0.33 to $0.36 per diluted share
F	November 17, 2004 – Raised FY ‘04 EPS projection to a range of $1.12 and $1.14 per diluted share
G	January 5, 2005 – Lowered guidance for FY ‘04 to EPS range of $1.03 to $1.07 per diluted share, while analysts expected the Company to earn $1.15 per diluted share
H	February 3, 2005 – Announced Q4 FY ‘04 same-store sales were flat and reaffirmed earnings guidance of between $1.03 and $1.07 per diluted share for FY ‘04
I	March 28, 2005 – Announced an expected FY ‘05 earnings of between $1.20 and $1.25 per diluted share while analysts were expecting $1.20 per diluted share, and an expected Q1 FY ‘05 loss between $0.27 and $0.30 per diluted share, while analysts were expecting $0.28 per diluted share

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	14

Five-year average 12-month forward P/E multiple was 13.1x Current (4/13/05) forward P/E multiple is 13.2x	Bravo Overview Five-Year 12-Month Forward P/E Summary April 13, 2000 – April 13, 2005

*	No forward year quarterly EPS estimates available from May 01, 2001 to January 31, 2002 due to lack of research coverage.
Note:	Calculated using First Call consensus quarterly EPS estimates for the four forward quarters from the given date.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	15

Five-year average TEV/LTM EBITDA multiple was 5.5x Current (4/13/05) TEV/LTM EBITDA multiple is 6.1x	Bravo Overview Five-Year Enterprise Value / LTM EBITDA Summary April 13, 2000 – April 13, 2005

Note:	Enterprise value calculated by using fully diluted shares multiplied by stock price of given day plus average debt for four trailing quarters less average cash for four trailing quarters.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	16

3	Financial Analysis

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	17

Financial Analysis

Bravo Analysis Summary

Implied Per Share Equity Value

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	18

Financial Analysis

Bravo Analysis Detail

($ in millions, except per share data)

Free Cash @ 1/29/05 (1)	$29.6
Total Debt & Minority Interest @ 1/29/05 (2)	9.8
Option Proceeds	11.9
Fully Diluted Shares, Gross (in millions) (2)	22.2

Public Trading Analysis

	Financial Statistic (2)	Selected Multiple Range (3)		Enterprise Value		Equity Value		Per Share Amount	
		Low	High	Low	High	Low	High	Low	High
LTM 1/29/2005 EBITDA	$53.0	5.5x	8.0x	$292.4	$422.1	$323.9	$453.6	$14.57	$20.41
2005E Calendar EPS	$1.25	11.8x	17.8x	$296.8	$461.3	$328.4	$492.9	$14.78	$22.18
2006E Calendar EPS	$1.43	10.6x	15.5x	307.2	461.2	338.8	492.8	15.24	22.17
						Reference Range (4)		**$14.86**	**$21.59**

Precedent Transactions Analysis

	Financial Statistic (2)	Selected Multiple Range (5)		Enterprise Value		Equity Value		Per Share Amount	
		Low	High	Low	High	Low	High	Low	High
LTM 1/29/2005 EBITDA	$53.0	7.0x	8.5x	$370.2	$452.5	$401.8	$484.1	$18.08	$21.78

Discounted Cash Flow Analysis

	Discount Rate		Equity Value		Per Share Amount	
	Low	High	Low	High	Low	High
Assumptions	12.0%	14.0%	$378.4	$514.8	$17.02	$23.16

Leveraged Buyout Analysis

	Target IRR	EBITDA Exit Multiple		Equity Value		Per Share Amount	
		Low	High	Low	High	Low	High
Assumptions	25.0%	7.5x	8.0x	$422.3	$444.5	$19.00	$20.00

Premiums Paid Analysis

	Financial Statistic	Premiums Paid Range (6)		Enterprise Value		Equity Value		Per Share Amount	
		Low	High	Low	High	Low	High	Low	High
Current Per Share Price @ 4/13/2005	$16.07	18.5%	22.6%	$391.5	$406.1	$423.1	$437.7	$19.03	$19.69
4 Weeks Prior Per Share Price	14.47	24.5%	29.9%	368.8	386.3	400.4	417.9	18.01	18.80
						Reference Range (4)		**$18.52**	**$19.25**

[1]	Represents 12-month rolling average cash balance as of 1/29/2005 of $39.6 million less $10.0 million in operating cash, per Bravo management.
[2]	Source: Bravo management. Note: LTM 1/29/2005 EBITDA includes $2.3 million addback related to one-time rent expense, per Bravo management.
[3]	Based on the low to median multiples reflected on the Public Trading Summary. See p. 20.
[4]	Reference range based on average of the per share amounts.
[5]	Based on +/- 10.0% of the median multiples reflected on the Precedent Transaction Summary. See p. 21.
[6]	Based on +/- 10.0% of the median premium paid (one day prior price and 4 week prior price) for all-cash public transactions since 1/1/2003 with announced transaction values of $300 to $800 million. Source: Thomson Financial SDC Platinum.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	19

Financial Analysis

Public Trading Summary

($ in millions, except per share data)

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	20

Financial Analysis

Precedent Transaction Summary

($ in millions)

Source:	Public filings, press releases and other public sources.
[1]	Excludes data from Galyan's Trading Company, Inc., General Nutrition Companies, Inc. and OfficeMax transactions due to low EBIT profitability.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	21

Financial Analysis

Bravo Discounted Cash Flow Analysis

($ in millions, except per share data)

Financial data source: Bravo management estimates and projections.

[1]	Terminal value based on perpetuity growth rate range of 4.0% to 5.0% utilizing 2009 free cash flow of Non-GE Bravo Business of $21.5 million plus the addback of $20.0 million for one-time capital expenditure related to distribution center per Bravo management.
[2]	Represents discounted expected value of GE Business assuming 17.5x forward P/E multiple applied to 2010 GE Business net income estimated by Bravo management of $4.3 million.
[3]	Represents 12-month rolling average cash balance as of 1/29/2005 of $39.6 million less $10.0 million in operating cash, per Bravo management.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	22

Financial Analysis

Bravo Leveraged Buyout Summary

($ in millions, except per share data)

•	Leveraged buyout analysis based on Bravo management projections results in projected IRR of approximately 25.0% assuming a 2009 year-end exit (Year 5) at an 8.0x EBITDA exit multiple

Source:	Bravo management estimates and projections.
[1]	Represents 12-month rolling average cash balance as of 1/29/2005 of $39.6 million less $10.0 million in operating cash, per Bravo management.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	23

Financial Analysis

Premiums Paid Summary

•	Search parameters include:

•	Public transactions announced from January 1, 2003 to present

•	Transaction value at announcement of $300 - $800 million

•	All-cash consideration

Premiums Paid Summary

	Premiums Paid
	1 Day Prior	4 Weeks Prior
75th Percentile	32.2%	45.3%
Median	20.5%	27.2%
25th Percentile	12.4%	16.8%

Mean	23.9%	32.6%

Source: Thomson Financial SDC Platinum.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	24

4	Appendix

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	25

A	Bravo Financial Statements

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	26

Bravo Financial Statements

Bravo Income Statement

($ in millions, except per share data)

Source:	2002 through 2003 financials based on historical SEC filings; 2004 based on draft 2004 10-K; 2005E through 2009E projections per Bravo management.
Note:	2005E through 2009E projections do not include postage income in revenue or postage expense (items netting to zero).
[1]	Includes addback of $2.3 million related to one-time rent expense, per Bravo management. Net Income tax-adjusted at Company tax rate of 39.0%.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	27

Bravo Financial Statements

Bravo Balance Sheet

($ in millions)

Source: Bravo management.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	28

Bravo Financial Statements

Bravo Cash Flow Statement

($ in millions)

Source:	Bravo management.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	29

B	Cost of Capital Calculation

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	30

Cost of Capital Calculation

Bravo Weighted Cost of Capital Calculation

($ in millions)

[1]	Based on 10-year U.S. Treasury bond rate.
[2]	Source: Ibbotson Associates, SBBI 2004 Yearbook, Market Results for 1960 - 2004. Intermediate-horizon expected equity risk premium. Large company stock total returns minus intermediate-term government bond income returns.
[3]	Source: Ibbotson Associates, SBBI 2004 Yearbook, Market Results for 1960 - 2004. Equals 4.2%, 2.7% and 1.6% for market capitalization ranges of $0.0 - $441.0 million, $441.0 - $1,167.0 million and $1,167.0 - $4,794.0 million, respectively.
[4]	Source: Bloomberg.
[5]	Assumes industry average capital structure, excluding Finlay Enterprises, Inc., is optimal capital structure.

PRESENTATION TO THE SPECIAL COMMITTEE / April 14, 2005	31